Exhibit 10.5
NOTE

$103,350,000.00	March 6, 2018
FOR VALUE RECEIVED, KBS SOR CITY TOWER, LLC, a Delaware limited liability company (hereinafter referred to as the “Borrower”), promises to pay to the order of COMPASS BANK, an Alabama banking corporation (hereinafter referred to as the “Lender”) on the Maturity Date or such earlier dates as are provided for in the Loan Agreement (defined below) the principal amount of One Hundred Three Million Three Hundred Fifty Thousand and No/100 Dollars ($103,350,000.00).
Borrower also promises to pay (i) interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times determined in accordance with the provisions of the Loan Agreement and (ii) Additional Interest (as defined in the Mortgage), and all other amounts due and payable pursuant to the Loan Agreement (defined below).
All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of COMPASS BANK, an Alabama banking corporation (hereinafter referred to as the “Administrative Agent”) described in the Loan Agreement.
This Note is one of the “Notes” referred to in, and is entitled to the benefits of, that certain Loan Agreement dated March 6, 2018 (hereinafter, as it may be from time to time amended, modified, extended, renewed, substituted, and/or supplemented, referred to as the “Loan Agreement”) executed by and between Borrower and Administrative Agent and the Lenders party thereto, which among other things provides for the acceleration of the maturity hereof upon the occurrence of certain events and for repayments in certain circumstances and upon certain terms and conditions. Defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Loan Agreement.
Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Loan Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.
Administrative Agent, Lender and Borrower intend to conform to all applicable laws limiting the maximum rate of interest that may be charged or collected by Administrative Agent (on behalf of the Lenders) from Borrower. Accordingly, notwithstanding any other provision hereof, Borrower shall not be required to make any payment to or for the account of Administrative Agent, and Administrative Agent shall refund any payment made by Borrower, to the extent that such requirement or such failure to refund would violate or conflict with mandatory and nonwaivable provisions of applicable law limiting the maximum amount of interest which may be charged or collected by Administrative Agent from Borrower. In any action, suit or proceeding pertaining to this Note, the burden of proof, by clear and convincing evidence, shall be on Borrower to demonstrate that this Paragraph applies to limit any obligation of Borrower under this Note or to require Administrative Agent to make any refund, or claiming that this Note conflicts with any applicable law limiting the maximum rate of interest that may be charged or collected by Administrative Agent from Borrower, as to each element of such claim.
This Note shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to its choice of law principles that would impose the laws of another jurisdiction.
Notwithstanding anything to the contrary contained in this Note, no personal liability shall be asserted, sought or obtained by Administrative Agent and/or any Lender under this Note against (i) any Affiliate of Borrower, (ii) any Person owning, directly or indirectly, any legal or beneficial interest in Borrower or any Affiliate of Borrower, or (iii) any direct or indirect partner, member, principal, officer, beneficiary, trustee, advisor, shareholder, investor, beneficial interest holder, director, employee or agent of Borrower or any of the Persons described in clauses (i) and (ii) above (collectively, the “Exculpated Parties”), and none of the Exculpated Parties shall have any personal liability in respect of obligations Borrower under this Note. Nothing in this paragraph shall be deemed (x) a waiver of the obligations of Borrower under this Note or any of the other Loan Documents to which it is a party, or to release Borrower from any personal liability pursuant to, or from any of its respective obligations under, this Note or any of the other Loan Documents to which it is a party or (y) a waiver of the obligations of Guarantor under the Guaranty or any of the Loan Documents to which it is a party, or to release Guarantor from any personal liability pursuant to, or from any of its respective obligations under, the Guaranty or any of the other Loan Documents to which it is a party.
[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the date and the place first above written, with the intent to be legally bound hereby.
BORROWER:

KBS SOR CITY TOWER, LLC,
a Delaware limited liability company

By:    KBS SOR ACQUISITION XXXII, LLC,
a Delaware limited liability company,
its sole member

By:    KBS SOR PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:    KBS SOR (BVI) HOLDINGS, LTD.,
a British Virgin Islands company limited by shares,
its sole member

By:    KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole shareholder

By:    KBS STRATEGIC OPPORTUNITY REIT, INC.,
a Maryland corporation,
its sole general partner

By:     /s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel,
Chief Financial Officer

[Note – Signature Page]

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California	)
County of Orange	)

On March 2, 2018    , before me, Teresa Fakalata        , a Notary Public, personally appeared Jeffrey K. Waldvogel    , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
WITNESS my hand and official seal.
Signature     /s/ Teresa Fakalata

[Note – Acknowledgment]